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                                                                    Exhibit 10.1

CONSULTING AGREEMENT


This CONSULTING AGREEMENT ("Agreement") is made this 12/th/ day of April, 2001, ("Effective Date") by and between AutoExotica International Ltd. ("AIL") and Abingdon Associates ("Consultant");

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Nature of Relationship. Consultant is hereby appointed on a non-exclusive basis to advise and assist AIL on matters of corporate finance, corporate strategy and development and corporate acquisitions.

2. Compensation and Expenses. In consideration of Consultant carrying out and performing the above described duties and responsibilities to the best of its ability, AIL agrees to cause to be issued to Consultant an aggregate of 600,000 shares of AIL's authorized and unissued Common Stock.

3. Term. This agreement may be terminated by either party upon one month's notice in writing. Unless previously terminated, the Agreement shall be for an maximum term of three years duration.

4. Exclusivity. During the term hereof, Consultant will not perform any similar function for any person or firm engaged in the automobile vehicle leasing business.

5.   GENERAL TERMS. During the term hereof

     a) Consultant will not hold itself out as having the power to bind AIL and AIL shall have sole discretion in deciding whether to consummate any proposal initiated by Consultant.

     b) Consultant shall be an independent contractor and not an employee of AIL while acting hereunder. Consultant shall maintain the highest level of professionalism in acting on behalf of AIL, and it shall not engage in any activity or course of conduct that would tarnish or otherwise damage AIL's name, business or reputation.

     c) Consultant will at times treat any information provided to or received from AIL in respect of AIL's clients and business in the strictest confidence, and will not, while this Agreement remains in effect and thereafter, disclose same to any third party (other than to Consultant's own advisors or pursuant to a court order).

     d) This Agreement may not be assigned without the written consent of the other party hereto, except when such assignment is to an entity controlled by the assigning party.

     e) This Agreement shall be construed and interpreted according to the laws of the State of New York. Any and all disputes, controversies and claims arising between AIL and Consultant shall be settled by arbitration in New York City pursuant to the rules and regulations of the International Chamber of Commerce.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Autoexotica International, Ltd.                    Abingdon Associates
By: /s/ Darryl Nowak                               By: /s/ Lucille Courier
    President                                          Partner